                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 26, 2001



                       EATON CORPORATION
--------------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                         1-1396                      34-0196300
-----------------               ------------              ---------------------
(State or other                 (Commission                (I.R.S. Employer
 jurisdiction of                File Number)               Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                                        44114
----------------------------------------                    -------------------
(Address of principal executive offices)                         (Zip Code)


                                 (216) 523-5000
                         -------------------------------
                         Registrant's telephone number,
                               including area code

Item 9.    Regulation FD Disclosure
           ------------------------

Press Release dated June 26, 2001 - Revised Second Quarter and Full Year Outlook

         CLEVELAND, OH .... Diversified industrial manufacturer Eaton
         Corporation (NYSE:ETN) today announced that it now expects second quarter operating earnings per share to be 20 to 30 percent below the current analyst consensus of $1.21 per share. It also revised its expectation for full-year 2001 operating earnings to a range of $4.05 to $4.20 per share.

         Alexander M. Cutler, chairman and chief executive officer, said, "We have now seen a sharp decline in virtually all of our North American markets except Aerospace. And, while Eaton's sales have tracked at or above the trend of our markets, we have not been able to reduce structural costs as quickly as the decline in these businesses. Further, while we are hopeful that, in aggregate, we are seeing a bottoming in activity levels, there is no convincing evidence that our North American markets will rebound meaningfully before year-end. In addition, European, Asian and, to a lesser extent, South American markets are beginning to decline in lagged response to the North American weakness.

         "We are working hard to size Eaton to current business conditions. The benefits of the first quarter restructuring of our Truck business are being demonstrated by the break-even performance of that business during the worst industry conditions in over a decade. In addition, the second quarter acceleration of our restructuring and integration activities in Fluid Power will be increasingly evident in our second half operating results.

         "Despite much lower earnings year to date, good control over working and fixed capital has enabled Eaton's cash generation to be fully $100 million ahead of last year's pace, bringing our net debt-to-capital ratio down to about 51 percent from 55 percent at the beginning of the year. We now expect capital expenditures to be measurably below the level of depreciation this year as we continue to evolve this enterprise toward a less capital intensive, more flexible operating model.

         "In this year's third quarter, we anticipate gains of about $30 million from the sale of non-core businesses. We will be investing these one-time gains in actions to further reduce structural costs, principally in our Industrial & Commercial Controls segment, where we have seen a considerable market weakening late in the second quarter.

         "These, and the prior actions we have taken this year, are difficult but necessary moves to ensure that, over time, we achieve a level of performance consistent with that of a premier diversified industrial company. When our markets return to more normal operating conditions - and they will - our owners, employees and customers will see the full benefits of these tough actions reflected in the superior operating performance of this changed enterprise."

         Eaton Corporation is a global $8 billion diversified industrial manufacturer that is a leader in fluid power systems, electrical power quality, distribution and control, automotive engine air management and fuel economy, and intelligent truck systems for fuel economy and safety. Eaton's 55,000 employees work in 29 countries on six continents.

         Eaton will hold a conference call that is available to all interested parties at 11 a.m. Eastern Time on Tuesday, June 26, 2001. The dial-in number is 1-888-566-6343 (712-271-0592 for international callers). The access code is EATON. A replay of the call will be available through Tuesday, July 3, 2001. The replay number is 1-800-937-6215 (402-220-9085 for international callers). The call will also be available via live audio webcast through the Eaton Investor Relations website at http://www.shareholder.com/etn/.

         This news release contains forward-looking statements concerning second quarter and full year operating earnings per share, activity levels of our North American markets, Fluid Power restructuring and integration activities, fixed investment, gains from the sale of non-core businesses and the use of those gains, the return of our markets to normal and the achievement of superior operating performance. These statements are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: failure to control capital utilization, inability to divest operations at expected prices and within the expected time frame, unanticipated changes in the markets for the Company's business segments, failure to implement integration and restructuring plans, unanticipated downturn in business relationships with customers or their purchases from us, competitive pressures on sales and pricing, increases in the cost of material and other production costs that cannot be recouped in product pricing and further deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.


Press Release Dated June 26, 2001 - $8.5 Million Arbitration Award

         CLEVELAND, OH ... On Friday, June 22, an arbitrator awarded $8.5 million to Western Filters Incorporated in a contractual dispute over supply arrangements with a subsidiary of diversified industrial manufacturer Eaton Corporation (NYSE:ETN).

         The arbitration concluded a federal court action brought in February 1999 against Vickers Incorporated, part of Aeroquip-Vickers Inc., which Eaton acquired in April 1999.

         From an accounting standpoint, the award will be treated as a nonrecurring extraordinary item and will not be included in operating earnings. It therefore has no relevance to the separate news release issued today by Eaton Corporation regarding its financial outlook for the second quarter and full-year, 2001, and is not expected to have any future impact on the company's business.

         Eaton Corporation is a global $8 billion diversified industrial manufacturer that is a leader in fluid power systems, electrical power quality, distribution and control, automotive engine air management and fuel economy, and intelligent truck systems for fuel economy and safety. Eaton's 55,000 employees work in 29 countries on six continents.

Market Outlook Information

         FLUID POWER - We continue to foresee our shipments into the Aerospace segments increasing by 12% to 15% this year; however we see no indications of a second half recovery in the automotive, mobile or industrial markets. We saw bookings down by 18% in the first quarter in the mobile and industrial markets. Overall we foresee our mix of fluid power business to be down for the full year approximately 5% from 2000 levels. Our best view of 2002 is that we will see an overall improvement of approximately 5-7% from today's depressed levels.

         INDUSTRIAL & COMMERCIAL CONTROLS - While residential activity has been good, the balance of the short cycle distributor business has remained at a pace off approximately 10% -15% from a year ago. This results in overall activity levels off approximately 6% from a year ago for the full year - we anticipate our longer cycle businesses will weaken as we approach year end.

         AUTOMOTIVE - We expect the present US retail sales levels of approximately 16.2M to be the probable activity levels in the second half - but we do anticipate that Europe will weaken from its present level of activity. In 2002 we expect the US retail sales to be in the same 16.5M to 16.7M level but production should be higher than 2001 due the reduction in inventories being experienced during this year.

         TRUCK - A NAFTA Heavy Duty market of 150K (plus or minus 5K units) for 2001. We now foresee the 2002 market for North American Heavy Duty trucks in the 180K range, plus or minus 10K.

         Overall, this would mean a year to year gain in revenues of approximately 5-6% from these depressed levels.

         In short we do not see the prospect for a material recovery in our markets during the second half of this year.

         The forward-looking statements set forth under Market Outlook Information are subject to various risks and uncertainties that are outside the company's control. Factors that could cause actual results to differ materially from these statements are included under "Press Release dated June 26, 2001 - Revised Second Quarter and
         Full Year Outlook."

                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------


Date: June 26, 2001                    /s/ J. R. Horst
-------------------                   -----------------------------
                                       J. R. Horst, Vice
                                       President and
                                       General Counsel